UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 19, 2008

EUGENE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50601	33-0827004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, LG Palace Building, 165-8 Donggyo-Dong, Mapo-Gu, Seoul, Korea	00000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 82-2-338-6283

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2008, Eugene Science, Inc. (the “Company”) entered into a Master Agreement, effective as of August 19, 2008, with certain creditors (the “Master Agreement”).

The Company is a global biotechnology company that develops, manufactures, and markets nutraceuticals, or functional foods that offer health-promoting advantages beyond that of nutrition.

The creditors entering into the Master Agreement include KIP Biotech, LLC, a Delaware limited liability company (“KIP”); Onbio Corporation, a Republic of Korea corporation (“Onbio”); Seung-Kwon Noh, an individual (“Noh”); ASA Opportunity Fund L.P., a Delaware limited partnership; Bradley Rotter, an individual; Zhonghua Chen, an individual; Scott Choi, an individual, Kang Du; an individual; and Benton H. Wilcoxon, an individual and successor in interest to SummitBridge National Investments LLC (collectively, the “Creditors”).

In consideration of the assignment of its current patents and patent applications and any divisions, reissues, continuations, renewals and extensions of the foregoing, including patents which may issue upon such applications (the “Eugene Patents”) and other agreements, approximately $2,250,000 of funds advanced to the Company pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated on or about August 24, 2007 (the “Purchase Agreement”), among the Company and each of the Creditors, plus interest that the Company owes to such Creditors, shall be extinguished and any other rights, obligations and conditions under the Purchase Agreement and related documents shall be terminated, except for certain obligations to issue warrants.

Pursuant to the Master Agreement, the Company also agreed that KIP would benefit from any improvements to the Eugene Patents which are first conceived and actually or constructively reduced to practice by the Company or its contractors for three years.

Besides the debt relief outlined above, the Company received a revocable license from KIP to market the products which employ or are produced by the practice of inventions described in any claim in any Eugene Patent (the “Licensed Products”) (a) exclusively in Japan and the Republic of Korea, (b) nonexclusively in the People’s Republic of China and (c) exclusively in Japan, the Republic of Korea and the People’s Republic of China for sales to Archer-Daniels-Midland Company.

KIP may revoke any of the licenses granted to the Company in certain instances including if the Company does not competitively match other goods available in the markets of Japan or the Republic of Korea with respect to delivered cost, volume or delivery after being given a certain amount of days to cure such deficiency and in the event that any of the Licensed Products that are sold by the Company are materially defective or cause material injury to the reputation of KIP or the Licensed Products in any territory due to product quality.

The Master Agreement will continue in effect until the last Eugene Patent expires or such contract is terminated in accordance with its terms. KIP may terminate any license granted upon thirty days written notice to the Company of a commercially reasonable failure to exploit the Licensed Products in Japan, the Republic of Korea or the People’s Republic of China, a faulty sale or transshipment outside of the licensed territory, or the Company or Onbio materially breach the Master Agreement, provided that the Company fails to cure the applicable noticed issue within such time. Either KIP or the Company may terminate the Master Agreement immediately upon written notice of the other’s insolvency.

The Master Agreement also contained certain provisions regarding royalties to and from the Company. The Company will pay a royalty to KIP (a) in the amount of five percent of its net sales revenues received by Eugene from the sale or lease of any Licensed Products and (b) in the amount of seven and a half percent of its net sales revenues received from Archer-Daniels-Midland Company by the Company from the sale or lease of any Licensed Products until the Company has transferred its account to KIP. KIP will pay a royalty to the Company, subject to the Payment Advance Addendum, in the amount of five percent of its net sales revenues directly or indirectly received by KIP from the sale of any products which employ or are produced by the practice of inventions claimed in any Eugene Patent while such patent claims are valid and enforceable.

KIP agreed to pay the Company from ten to thirty percent of the net proceeds of any sales, assignments, or transfers of any of the Company Patents within specified time periods.

The Company and Onbio, which is related to and a shareholder in the Company, represent in the Master Agreement that they intend to consummate a merger subject to regulatory approvals. Onbio holds certain patents that will be transferred to KIP upon completion of such merger. Prior to the merger, Onbio grants an exclusive, irrevocable, transferable license to KIP for use of the Onbio Licensed Products and to license others to make, use and sell Onbio Licensed Products worldwide.

Under the Master Agreement, the Company and Onbio retained the right to develop products that compete with the Licensed Products in any market, but which do not employ or are not produced by the practice of inventions described in any claim in any issued Eugene Patent (“Competing Products”). Such development is subject to the condition that KIP is granted (a) an exclusive, irrevocable, perpetual license to manufacture and sell Competing Products owned by the Company or Onbio in all territories except the People’s Republic of China, Japan and the Republic of Korea and (b) a nonexclusive, irrevocable, perpetual license to manufacture and sell Competing Products owned by the Company or Onbio in the People’s Republic of China. KIP shall pay a royalty to the Company for any Competing Products sold by KIP in the amount of 5% of its net sales revenues for such products. The Company and Onbio shall pay KIP for any Competing Products owned by the Company or Onbio and sold by Eugene or Onbio for three years, in the amount of 5% of its net sales revenues received by the Company from the sale or lease of such product.

The Company has a right of refusal to reacquire, at no cost to it except transfer fees, any Eugene Patent assigned to KIP that KIP decides to abandon in the future.

Other agreements set forth in the Master Agreement include obligations of the Company regarding: (a) providing technical and sales support to KIP, (b) its best efforts to secure a release of the pledge in favor of Hokuyo Koeki and Early Bird relating to the Japan CZ patent, Patent No. 3535147 on or before December 31, 2008, (c) the transfer within thirty days of customer accounts to KIP in all territories outside of the Republic of Korea, Japan and the People’s Republic of China, and (d) its commercially reasonable efforts to renegotiate the Strategic Alliance Agreement with the Archer-Daniels-Midland Company in order to increase revenue to the Company and/or KIP.

Noh and KIP agreed to enter into a consulting and noncompetition agreement in which Noh will provide continued research and development expertise to KIP to the exclusion of parties other than Eugene, and KIP will provide market based equity incentives to Noh whereby Noh will participate in the scientific and economic successes of KIP and its affiliates.

The Company, Onbio and KIP agreed to each use their commercially reasonable efforts to secure exclusive access to all rights, title and interest associated with the development of sterol products that can be integrated to edible oils and rights relative to water soluble sterol products.

Pursuant to the terms of the Master Agreement, the Company entered into a patent assignment and a payment advance addendum. Under the payment advance addendum, KIP agrees to pay the Company $20,000 per month as an advance on the payments due to the Company under the Master Agreement. Such advance is for the Company’s restricted use on (a) technical and sales support activities provided to KIP under the Master Agreement and (ii) research and development activities that support KIP’s sales efforts.

The foregoing description of the Master Agreement and its related documents do not purport to be complete and are qualified in their entirety by reference to the Master Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the signing of the Master Agreement is attached to this Current Report as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release of Eugene Science, Inc. , dated September 10, 2008.
10.1
Master Agreement, effective as of August 19, 2008, by and among Eugene Science Inc., KIP Biotech, LLC, Onbio Corporation, Seung-Kwon Noh, ASA Opportunity Fund L.P., Bradley Rotter, Zhonghua Chen, Scott Choi, Kang Du and Benton H. Wilcoxon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2008	EUGENE SCIENCE, INC. /s/ Christopher Craney Christopher Craney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Eugene Science, Inc. , dated September 10, 2008.
10.1
Master Agreement, effective as of August 19, 2008, by and among Eugene Science Inc., KIP Biotech, LLC, Onbio Corporation, Seung-Kwon Noh, ASA Opportunity Fund L.P., Bradley Rotter, Zhonghua Chen, Scott Choi, Kang Du and Benton H. Wilcoxon